SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2003


                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
------                                                       ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

789 West Pender Street, Suite 460
Vancouver, British Columbia, Canada                          V6C 1H2
-----------------------------------                          -------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-646-6903
                                                             ------------

Commission File Number: 000-30258
                        ---------


-------------------------------                              ----------
(Former name or former address,                              (Zip Code)
if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our
management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.


ITEM 5. OTHER EVENTS

We are pleased to announce that drilling of the Z2 Well on the Green Ranch Prospect is nearing total depth and is currently drilling at 4,020 feet with a target depth of 4,250 feet. The operator has informed us that gas shows have been encountered throughout the primary target. Production casing pipe has been ordered and the operator expects to be logging the Z2 Well within days barring any unforeseen issues. The Z2 is approximately 6,000 feet away from the Z1 and if the Z2 is successful both wells will be tied into the same sales line. The Z2 is the second of a proposed 15 well program.

The operator also expects that the work over rig should be on the Z1 Well site within the next week to enable that well to produce the oil within the well. The process will take about 2-3 days once the rig is on site. The artificial plug will be drilled out and the well will then be hooked-up to the pump jack enabling dual zone completion of this well with one zone producing oil and another zone producing gas simultaneously.

The Green Ranch Prospect is a proposed 15 well program consisting of 4,131 acres of leasehold on the Green Ranch in Stephens County, Texas. This leasehold is located approximately 50 miles northeast of Abilene, Texas and approximately 10 miles northwest of Breckenridge, Texas, along the North Stephens-Shackelford County line. The Green Ranch Prospect lies within an oil and gas producing province identified as Texas Railroad Commission District 7B, which encompasses 24 counties in North Central Texas. TRRC reports indicate District 7B has produced a total of 2.225 billion barrels of oil from 1935 through to June 2001. These reports also indicate the district has made 2.277 TCF of unassociated gas (gas wells) from 1970 through to June 2001. It is estimated that this district accumulated approximately 2.78 TCF of casinghead gas. During the year 2000, District 7B made 14.1 million barrels of oil, 18.6 BCF of casinghead gas and
45.3 BCF of unassociated gas. There has been over $1.9 million spent on the Green Ranch Prospect.

By interpreting the seismic data, several "bright spots" have been identified within the Bend Conglomerate and other formations within the prospect and are being targeted for testing. In 1997, a well drilled on one of the "bright spots" in the Conglomerate blew out around the surface casing, flowing at rates of 10 to 15 million cubic feet per day.

In other corporate news, the meetings in regards to the 50 well oil prospect in Saskatchewan, Canada are progressing well and we expect to be able to announce the status of this exciting project within the next two weeks.

Bernard McDougall, our president stated, "We are very enthused about the progress on the Z2 Well. We were hoping to see gas shows within the primary target. We expect to have results from the logging shortly and could be hooked up for sales within 45 days. If you couple this with our on-going negotiations on other projects and the price of oil and gas selling near two year highs, MSEV could be entering into a very exciting phase of corporate growth."

We are an emerging oil and gas company with the goal of becoming a mid-range oil and gas producer that focuses on the North American marketplace.


ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.


ITEM 7. FINANCIAL STATEMENTS

Not Applicable.


ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.


ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MICRON ENVIRO SYSTEMS, INC.



/s/ Bernard McDougall
----------------------------------
Bernard McDougall
President & Director

Date:    February 7, 2003